Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS FOURTH QUARTER AND YEAR-END RESULTS

March 29, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the fourth quarter ended December 31, 2004.

Site rental revenue for the fourth quarter of 2004 increased $12.3 million, or 9.6%, to $139.5 million from $127.3 million for the same period in the prior year. Operating loss improved to $10.9 million in the fourth quarter of 2004 from a loss of $15.9 million in the fourth quarter of 2003.

Adjusted EBITDA for the fourth quarter of 2004 increased $10.9 million, or 17.6%, to $72.9 million, up from $62.0 million for the same period in 2003. Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, was $28.5 million for the fourth quarter of 2004. For the fourth quarter of 2004, total capital expenditures were $14.1 million, comprised of $3.8 million of sustaining capital expenditures and $10.3 million of revenue generating capital expenditures.

Net loss was $88.1 million for the fourth quarter of 2004, inclusive of $39.4 million in losses from the retirement of debt, compared to a net loss of $162.2 million for the same period in 2003, inclusive of $73.6 million of losses from the retirement of debt and preferred securities. Net loss after deduction of dividends on preferred stock was $97.9 million in the fourth quarter of 2004, compared to a loss of $172.2 million for the same period last year. Fourth quarter net loss per share was $(0.44) compared to a net loss per share of $(0.79) in last year’s fourth quarter.

Site rental revenue for the full year 2004 increased $54.7 million, or 11.3%, to $537.5 million from $482.7 million for the full year 2003. Operating loss improved $48.2 million to a loss of $27.2 million for the full year 2004 from a loss of $75.4 million for the full year 2003.

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Adjusted EBITDA for the full year 2004 increased $45.1 million, or 19.1%, to $281.3 million, up from $236.1 million in 2003. Recurring cash flow was $64.6 million for the full year 2004. For the full year 2004, total capital expenditures were $43.3 million, comprised of $9.8 million of sustaining capital expenditures and $33.5 million of revenue generating capital expenditures.

Net loss from continuing operations was $306.9 million for the full year 2004, inclusive of $63.8 million in losses from the retirement of debt, compared to a net loss from continuing operations of $464.8 million for the same period in 2003, inclusive of $119.4 million of losses from the retirement of debt and preferred securities. Net income was $235.1 million for the full year 2004, inclusive of $542.0 million in income from discontinued operations and $63.8 million in losses from the retirement of debt, compared to a net loss of $454.9 million for the same period in 2003, inclusive of $10.5 million in income from discontinued operations and $119.4 million in losses from the retirement of debt and preferred securities. Net income after deduction of dividends on preferred stock was $196.5 million in the full year 2004, inclusive of $542.0 million in income from discontinued operations and $63.8 million in losses from the retirement of debt, compared to a loss of $510.8 million for the same period last year inclusive of $10.5 million in income from discontinued operations and $121.0 million in losses from the retirement of debt and preferred securities. Full year 2004 net income per share was $0.89, inclusive of $2.45 per share in income from discontinued operations, compared to a loss per share of $(2.36) for full year 2003, inclusive of $0.05 per share in income from discontinued operations.

OPERATING RESULTS

US site rental revenue for the fourth quarter of 2004 increased $10.5 million, or 8.9%, to $128.8 million, up from $118.3 million for the same period in 2003. US site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 13.6% to $85.6 million, up $10.3 million in the fourth quarter of 2004 from the same period in 2003. Australia site rental revenue for the fourth quarter of 2004 increased $1.7 million, or 19.0%, to $10.7 million, up from $9.0 million for the same period in 2003. Australia site rental gross margin increased 14% to $6.1 million, up $0.7 million in the fourth quarter of 2004 from the same period in 2003. On a consolidated basis, site rental gross margin increased 13.6% to $91.6 million, up $11.0 million in the fourth quarter of 2004 from the same period in 2003.

“We are pleased with the significant recurring revenue growth generated in 2004,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “US site rental revenue

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increased approximately $4,100 per site over the past year to an annualized level of approximately $48,600 per site at year end. While our 2005 outlook is currently based on a lower level of new leasing activity than we achieved in 2004, we continue to see positive signs from our customers in the US, which may result in additional revenue. Further, as of January 1, 2005, more than 95% of Crown Castle’s 2005 outlook for site rental revenue was under contract, demonstrating the inherent predictability of the tower business. I am very pleased with the degree to which we exceeded our original 2004 financial targets and look forward to further financial and operational accomplishments in 2005.”

“We continue to focus our efforts on maximizing recurring cash flow per share and exploring opportunities to refinance a significant portion of our indebtedness,” stated Ben Moreland, Crown Castle’s Chief Financial Officer. “While there can be no assurances that we will be successful in completing any such refinancing, we continue to be optimistic that we can lower the average interest rate of our debt and increase the flexibility of our investment options through such a refinancing. If we are able to achieve a refinancing, we would expect to have increased flexibility to invest our cash flow in those investments that we believe will maximize returns to our shareholders, which may include the purchase of our own securities. We hope to complete these refinancing activities during the second quarter.”

IMPACT OF LEASE ACCOUNTING CHANGES

As previously announced, Crown Castle reviewed certain non-cash items relating to its lease accounting practices as a result of a public letter issued by the SEC to the American Institute of Certified Public Accountants on February 7, 2005 clarifying the interpretation of existing accounting literature applicable to certain leases and leasehold improvements. As a result of this review, Crown Castle adjusted its method of accounting for tenant leases, ground leases and depreciation. The corrections were non-cash adjustments resulting in increases to site rental revenue, ground rent expense (a component of site rental cost of operations) and depreciation expense. The adjustments did not affect historical or future cash flow or the timing of payments under related leases. Moreover, the corrections did not have any impact on cash balances, compliance with any financial covenant or debt instrument, or the current economic value of Crown Castle’s leaseholds and its tower assets.

All prior period financial information discussed above has been restated to reflect the restatement. The net impacts of the changes in our lease accounting on site rental revenue, site

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rental cost of operations and Adjusted EBITDA in 2003 and 2004 are set forth on the following tables* (in millions):

	Q1 ’03	Q2 ’03	Q3 ’03	Q4 ’03	2003
Site Rental Revenue
US	$0.6	$0.6	$0.6	$0.6	$2.4
Australia	0.9	1.0	1.0	1.1	4.1

Total	1.6	1.6	1.7	1.8	6.5
Site Rental Cost of Operations
US	3.6	3.6	3.6	3.6	14.5
Australia	0.4	0.5	0.5	0.5	1.9

Total	4.1	4.1	4.1	4.1	16.4
Impact to Adjusted EBITDA	(2.5)	(2.5)	(2.4)	(2.4)	(9.8)

	Q1 ’04	Q2 ’04	Q3 ’04	9 months ended September 2004
Site Rental Revenue
US	$0.2	$0.2	$0.2	$0.7
Australia	1.0	0.9	0.9	2.8

Total	1.2	1.1	1.1	3.5
Site Rental Cost of Operations
US	3.2	3.2	3.2	9.5
Australia	0.4	0.4	0.4	1.2

Total	3.6	3.6	3.6	10.7
Impact to Adjusted EBITDA	(2.4)	(2.4)	(2.4)	(7.2)

*	Columns and rows may not sum due to rounding

The impact of the changes in our lease accounting in our reported fourth quarter 2004 results, as compared to the methodology used to prepare our fourth quarter 2004 Outlook, was an increase of $1.8 million in site rental revenue ($0.8 million in the US and $1.0 million in Australia), an increase of $3.8 million in site rental cost of operations ($3.4 million in the US and $0.4 million in Australia) and a net decrease in Adjusted EBITDA of $2.0 million.

SUMMARY OF NON-CASH AMOUNTS IN TOWER GROSS MARGIN

In accordance with applicable accounting standards, we recognize site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. Some agreements provide for rent-free periods at the beginning of the lease term, while others call for rent to be prepaid for some period. If the

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payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenues, ground lease expense and resulting impact on our site rental gross margins is as follows:

(dollars in millions)	Q4 2004	Year Ended December 31, 2004
Non-Cash portion of site rental revenues:
Amounts attributable to rent-free periods	$1.6	$6.5
Amounts attributable to straight-line recognition of fixed escalations	2.8	11.9

	$4.4	$18.4
Non-Cash portion of ground lease expense:
Amounts attributable to straight-line recognition of fixed escalations	$4.6	17.6

Non-Cash impact on site rental gross margins:	$(0.2)	$0.8

OUTLOOK

The following outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.73 US dollars to 1.00 Australian dollars. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

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The following tables set forth Crown Castle’s current outlook:

(dollars in millions)	First Quarter 2005	Full Year 2005
Site Rental Revenue	$138 to 140	$575 to 585
Site Rental Cost of Operations	$ 46 to 48	$185 to 195
Site Rental Gross Margin	$ 91 to 93	$385 to 400
Adjusted EBITDA	$ 74 to 76	$310 to 320
Interest Expense	$ 36 to 37	$108 to 118
Sustaining Capital Expenditures	$ 2 to 3	$ 10 to 14
Recurring Cash Flow	$ 35 to 37	$185 to 200

Revenue Generating Capital Expenditures:
Revenue Enhancing on Existing Sites	$ 5 to 7	$ 30 to 40
Land Purchases	$ 0 to 1	$ 5 to 10
New Site Construction	$ 4 to 5	$ 5 to 10
Total Revenue Generating Capital Expenditures	$ 9 to 13	$ 40 to 60

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Wednesday, March 30, 2005 at 11:30 a.m. eastern time to discuss full year and year-end results and Crown Castle’s Outlook. Please dial 303-205-0033 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through April 8, 2005 and may be accessed by calling 303-590-3000 and using pass code 11027228#. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and over 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

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Non-GAAP Financial Measures:

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income from discontinued operations, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment, securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA is computed as follows:

(dollars in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net income (loss)	$(88,129)	$(162,217)	$235,110	$(454,862)
Loss (income) from discontinued operations, net of tax	(558)	2,159	(542,006)	(10,458)
Cumulative effect of change in accounting principle	—	—	—	551
Minority interests	(1,154)	(128)	(202)	(4,036)
Provision for income taxes	149	637	(5,370)	2,465
Interest expense, amortization of deferred financing costs and dividends on preferred stock	40,599	68,906	206,770	258,834
Interest and other income (expense)	38,155	74,733	78,508	132,075
Depreciation, amortization and accretion	72,537	71,038	283,986	281,980
Non-cash general and administrative compensation charges	6,087	53	15,947	13,986
Asset write-down charges	3,836	6,800	7,652	14,317
Restructuring charges (credits)	1,348	—	870	1,291

Adjusted EBITDA	$72,870	$61,981	$281,265	$236,143

Recurring Cash Flow is computed as follows:

(dollars in thousands)	For the Three Months Ended Dec. 31, 2004	For the Twelve Months Ended Dec. 31, 2004
Net cash provided by operating activities	$70,875	$112,084
Add: Other adjustments(1)	(38,604)	(37,589)
Less: Sustaining capital expenditures	(3,810)	(9,859)

Recurring Cash Flow	$28,461	$64,636

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(1) Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Sustaining Capital Expenditures is computed as follows:

(dollars in thousands)	For the Three Months Ended Dec. 31, 2004	For the Twelve Months Ended Dec. 31, 2004
Capital expenditures	$14,131	$43,346
Less: Revenue enhancing on existing sites	(7,623)	(23,959)
Less: Land purchases	(501)	(2,525)
Less: New site construction	(2,197)	(7,003)

Sustaining capital expenditures	$3,810	$9,859

Adjusted EBITDA for the quarter ending March 31, 2005 and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q1 2005	Full Year 2005
	Outlook	Outlook
Net income (loss)	$(60.1) to (39.3)	$ (146.3) to (81.2)
Income from discontinued operations, net of tax	—	—

Minority interests	0.5 to 2.5	(1.0) to 4.0
Provision for income taxes	0.1 to 0.2	0.0 to 2.0
Interest expense and amortization of deferred financing costs	35.0 to 40.0	108.0 to 118.0
Interest and other income (expense)	1.0 to 2.5	19.8 to 23.8
Depreciation, amortization and accretion	70.0 to 75.0	253.2 to 283.2
Non-cash general and administrative compensation charges	7.2 to 9.4	17.8 to 19.8
Asset write-down charges	0.0 to 2.0	1.9 to 3.0
Restructuring charges (credits)	1.5 to 2.5	1.5 to 2.5

Adjusted EBITDA	$74.0 to 76.0	$310.0 to 320.0

Recurring Cash Flow for the quarter ending March 31, 2005 and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q1 2005	Full Year 2005
	Outlook	Outlook
Net cash provided by operating activities	$33.0 to $39.0	$186.0 to 212.0
Add: Other adjustments(1)	0.0 to 5.0	$0.0 to 20.0
Less: Sustaining capital expenditures	$(2.0) to (3.0)	$(10.0) to (14.0)

Recurring Cash Flow	$35.0 to 37.0	$ 185.0 to $200.0

(1) Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

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Other Calculations

Sustaining Capital Expenditures for the quarter ending March 31, 2005 and year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q1 2005	Full Year 2005
	Outlook	Outlook
Capital expenditures	$11.0 to 16.0	$ 50.0 to 74.0
Less: Revenue enhancing on existing sites	$(5.0) to (7.0)	$ (30.0) to (40.0)
Less: Land purchases	$0 to (1.0)	$ (5.0) to (10.0)
Less: New site construction	$(4.0) to (5.0)	$ (5.0) to (10.0)

Sustaining capital expenditures	$2.0 to 3.0	$10.0 to 14.0

Site Rental Gross Margin for the quarter ending March 31, 2005 and for the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q1 2005	Full Year 2005
	Outlook	Outlook
Site rental revenue	$138.0 to 140.0	$ 575.0 to 585.0
Less: Site rental cost of operations	$(46.0) to (48.0)	$(185.0) to (195.0)

Site rental gross margin	$91.0 to 93.0	$385.0 to $400.0

Recurring Cash Flow for the quarter ending March 31, 2005 and for the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q1 2005	Full Year 2005
	Outlook	Outlook
Adjusted EBITDA	$74.0 to 76.0	$310.0 to 320.0
Less: Interest expense	$(36.0) to (37.0)	$(108.0) to (118.0)
Less: Sustaining capital expenditures	$(2.0) to (3.0)	$(10.0) to (14.0)

Recurring Cash Flow	$35.0 to 37.0	$185.0 to $200.0

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) new leasing activity and demand for our towers, (ii) the refinancing of our debt, including the timing thereof, (iii) the terms of any future indebtedness, (iv) currency exchange rates, (v) site rental revenue, (vi) site rental cost of operations, (vii) site rental gross margin, (viii) Adjusted EBITDA, (ix) interest expense, (x) sustaining capital expenditures, (xi) recurring cash flow, (xii) revenue enhancing capital expenditures on existing sites, (xiii) land purchases, (xiv) new site construction, and (xv) revenue generating capital expenditures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

➢	The loss, consolidation, network sharing or financial instability of any of our limited number of customers may materially decrease revenues.

➢	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

➢	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

➢	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.

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➢	Technology changes may significantly reduce the demand for site leases and negatively impact our revenues.

➢	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

➢	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.

➢	We may need additional financing, which may not be available, for strategic growth opportunities or contractual obligations.

➢	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

➢	We are heavily dependent on our senior management.

➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

➢	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our sites and towers are demonstrated to cause negative health effects.

➢	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

➢	Disputes with customers and suppliers may adversely affect results.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND OTHER FINANCIAL DATA
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
		(As restated)		(As restated)
Net revenues:
Site rental	$139,549	$127,296	$537,465	$482,747
Network services and other	18,228	18,372	66,400	72,316

Total net revenues	157,777	145,668	603,865	555,063

Costs of operations:
Site rental	47,918	46,661	183,600	179,549
Network services and other	13,261	12,138	47,315	46,746

Total costs of operations	61,179	58,799	230,915	226,295

General and administrative	23,294	22,901	90,230	87,061
Corporate development	434	1,987	1,455	5,564
Restructuring charges (credits)	1,348	—	870	1,291
Asset write-down charges	3,836	6,800	7,652	14,317
Non-cash general and administrative compensation charges	6,087	53	15,947	13,986
Depreciation, amortization and accretion	72,537	71,038	283,986	281,980

Operating loss	(10,938)	(15,910)	(27,190)	(75,431)
Interest and other income (expense)	(38,155)	(74,733)	(78,508)	(132,075)
Interest expense, amortization of deferred financing costs and dividends on preferred stock	(40,599)	(68,906)	(206,770)	(258,834)

Loss from continuing operations before income taxes, minority interests and cumulative effect of change in accounting principle	(89,692)	(159,549)	(312,468)	(466,340)
Credit (provision) for income taxes	(149)	(637)	5,370	(2,465)
Minority interests	1,154	128	202	4,036

Loss from continuing operations before cumulative effect of change in accounting principle	(88,687)	(160,058)	(306,896)	(464,769)
Discontinued operations:
Income from operations of CCUK, net of tax	—	(2,159)	46,399	10,458
Net gain on disposal of CCUK, net of tax	558	—	495,607	—

Income (loss) from discontinued operations, net of tax	558	(2,159)	542,006	10,458

Income (loss) before cumulative effect of change in accounting principle	(88,129)	(162,217)	235,110	(454,311)
Cumulative effect of change in accounting principle for asset retirement obligations	—	—	—	(551)

Net income (loss)	(88,129)	(162,217)	235,110	(454,862)
Dividends on preferred stock, net of gains (losses) on purchases of preferred stock	(9,754)	(9,997)	(38,618)	(55,897)

Net income (loss) after deduction of dividends on preferred stock, net of gains (losses) on purchases of preferred stock	$(97,883)	$(172,214)	$196,492	$(510,759)

Per common share – basic and diluted:
Loss from continuing operations before cumulative effect of change in accounting principle	$(0.44)	$(0.78)	$(1.56)	$(2.40)
Income (loss) from discontinued operations	—	(0.01)	2.45	0.05
Cumulative effect of change in accounting principle	—	—	—	(0.01)

Net income (loss)	$(0.44)	$(0.79)	$0.89	$(2.36)

Common shares outstanding – basic and diluted	222,783	218,241	221,693	216,947

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental	$83,979	$73,295	$325,549	$276,495
Network services and other (before corporate development expenses)	(10,675)	(9,327)	(42,829)	(34,788)

Adjusted EBITDA before corporate development expenses	73,304	63,968	282,720	241,707
Corporate development	(434)	(1,987)	(1,455)	(5,564)

Total Adjusted EBITDA	$72,870	$61,981	$281,265	$236,143

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31,
	2004	2003
		(As restated)
ASSETS
Current assets:
Cash and cash equivalents	$567,148	$409,584
Short-term investments	—	26,600
Receivables, net of allowance for doubtful accounts	28,366	38,219
Inventories	6,422	9,615
Deferred site rental receivable	6,395	2,332
Prepaid expenses and other current assets	28,983	27,940
Assets of discontinued operations	—	2,052,510

Total current assets	637,314	2,566,800
Property and equipment, net of accumulated depreciation	3,369,565	3,593,570
Goodwill	333,718	270,438
Deferred site rental receivable	84,928	76,333
Deferred financing costs and other assets, net of accumulated amortization	145,997	105,092

	$4,571,522	$6,612,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,323	$9,785
Accrued interest	43,308	49,063
Accrued compensation and related benefits	15,445	13,397
Deferred rental revenues and other accrued liabilities	116,739	106,384
Liabilities of discontinued operations	—	353,544
Long-term debt, current maturities	97,250	267,142

Total current liabilities	285,065	799,315
Long-term debt, less current maturities	1,753,148	3,182,850
Deferred ground lease payable	116,874	98,524
Other liabilities	44,302	53,844

Total liabilities	2,199,389	4,134,533

Minority interests	30,468	176,645
Redeemable preferred stock	508,040	506,702
Stockholders’ equity	1,833,625	1,794,353

	$4,571,522	$6,612,233

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,
	2004	2003
		(As restated)
Cash flows from operating activities:
Net loss	$(88,129)	$(162,217)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	72,537	71,038
Losses on purchases of long-term debt	39,406	68,254
Non-cash general and administrative compensation charges	6,087	53
Asset write-down charges	3,836	6,800
Equity in losses (earnings) and write-downs of unconsolidated affiliates	1,954	1,010
Amortization of deferred financing costs, discounts on long-term debt and dividends on preferred stock	1,534	17,435
Minority interests	(1,154)	(128)
Loss (income) from discontinued operations	(558)	2,159
Losses on purchases and redemption of preferred stock	—	5,297
Changes in assets and liabilities, excluding the effects of acquisitions:
Decrease in receivables	14,266	11,223
Increase in accrued interest	10,749	25,115
Increase in deferred rental revenues, deferred ground lease payable and other liabilities	8,835	13,949
Increase (decrease) in accounts payable	3,323	(833)
Increase in inventories, prepaid expenses, deferred site rental receivable and other assets	(1,811)	(10,319)

Net cash provided by operating activities	70,875	48,836

Cash flows from investing activities:
Maturities of investments	267,400	87,300
Proceeds from disposition of property and equipment	511	1,828
Acquisition of minority interest in joint venture and other	(295,000)	(63)
Purchases of investments	(115,900)	(96,900)
Capital expenditures	(14,131)	(6,729)

Net cash used for investing activities	(157,120)	(14,564)

Cash flows from financing activities:
Proceeds from issuance of capital stock	2,020	3,460
Purchases of long-term debt	(86,599)	(676,521)
Purchases and redemption of capital stock	(6,374)	(62,266)
Proceeds from issuance of long-term debt	—	1,302,000
Principal payments on long-term debt	—	(102,750)
Incurrence of financing costs	—	(22,093)
Net borrowings (payments) under revolving credit agreements	—	(20,000)

Net cash provided by (used for) financing activities	(90,953)	421,830

Effect of exchange rate changes on cash	1,283	1,695
Discontinued operations	(13,942)	(205,724)

Net increase (decrease) in cash and cash equivalents	(189,857)	252,073
Cash and cash equivalents at beginning of period	757,005	157,511

Cash and cash equivalents at end of period	$567,148	$409,584

Supplemental disclosure of cash flow information:
Interest paid	$27,460	$23,689
Income taxes paid	11,149	137

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 3/31/04			Quarter Ended 6/30/04			Quarter Ended 9/30/04			Quarter Ended 12/31/04
	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC
Revenues
Site Rental	120,926	9,254	130,180	121,058	11,449	132,507	125,546	9,683	135,229	128,838	10,711	139,549
Services	13,499	1,204	14,703	17,390	1,123	18,513	13,981	975	14,956	17,225	1,003	18,228
Total Revenues	134,425	10,458	144,883	138,448	12,572	151,020	139,527	10,658	150,185	146,063	11,714	157,777
Operating Expenses
Site Rental	40,391	4,134	44,525	41,490	3,913	45,403	42,327	3,427	45,754	43,263	4,655	47,918
Services	10,268	728	10,996	11,591	681	12,272	9,894	892	10,786	12,436	825	13,261
Total Operating Expenses	50,659	4,862	55,521	53,081	4,594	57,675	52,221	4,319	56,540	55,699	5,480	61,179
General & Administrative
Site Rental	4,242	2,380	6,622	4,693	2,630	7,323	4,211	2,508	6,719	4,629	3,023	7,652
Services	14,988	—	14,988	15,362	—	15,362	15,922	—	15,922	15,642	—	15,642
Total General & Administrative	19,230	2,380	21,610	20,055	2,630	22,685	20,133	2,508	22,641	20,271	3,023	23,294
Operating Cash Flow
Site Rental	76,293	2,740	79,033	74,875	4,906	79,781	79,008	3,748	82,756	80,946	3,033	83,979
Services	(11,757)	476	(11,281)	(9,563)	442	(9,121)	(11,835)	83	(11,752)	(10,853)	178	(10,675)
Total Pre-Overhead Cash Flow	64,536	3,216	67,752	65,312	5,348	70,660	67,173	3,831	71,004	70,093	3,211	73,304
Corporate Overhead	439	—	439	371	—	371	211	—	211	434	—	434
Adjusted EBITDA	64,097	3,216	67,313	64,941	5,348	70,289	66,962	3,831	70,793	69,659	3,211	72,870

	Quarter Ended 3/31/04			Quarter Ended 6/30/04			Quarter Ended 9/30/04			Quarter Ended 12/31/04
	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC
Gross Margins:
Site Rental	67%	55%	66%	66%	66%	66%	66%	65%	66%	66%	57%	66%
Services	24%	40%	25%	33%	39%	34%	29%	9%	28%	28%	18%	27%
Operating Cash Flow Margins
Site Rental	63%	30%	61%	62%	43%	60%	63%	39%	61%	63%	28%	60%
Services	-87%	40%	-77%	-55%	39%	-49%	-85%	9%	-79%	-63%	18%	-59%
Adjusted EBITDA Margin	48%	31%	46%	47%	43%	47%	48%	36%	47%	48%	27%	46%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	3/31/2004	6/30/2004	9/30/2004	12/31/2004
Net income (loss)	$(76,637)	$(50,780)	$450,656	$(88,129)
Income from discontinued operations, net of tax	(14,544)	(16,455)	(510,449)	(558)
Minority interests	131	277	544	(1,154)
Provision for income taxes	653	684	(6,856)	149
Interest expense, amortization of deferred financing costs and dividends on preferred stock	57,322	56,568	52,281	40,599
Interest and other income (expense)	25,414	1,349	13,590	38,155
Depreciation, amortization and accretion	70,844	70,575	70,030	72,537
Non-cash general and administrative compensation charges	2,215	6,203	1,442	6,087
Asset write-down charges	1,948	1,868	—	3,836
Restructuring charges (credits)	(33)	—	(445)	1,348

Adjusted EBITDA	$67,313	$70,289	$70,793	$72,870

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 3/31/04			Quarter Ended 6/30/04			Quarter Ended 9/30/04			Quarter Ended 12/31/04
	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC
Revenues
Site Rental	130,180	—	130,180	132,507	—	132,507	135,229	—	135,229	139,549	—	139,549
Services	14,703	—	14,703	18,248	265	18,513	14,956	—	14,956	17,986	242	18,228
Total Revenues	144,883	—	144,883	150,755	265	151,020	150,185	—	150,185	157,535	242	157,777
Operating Expenses
Site Rental	44,525	—	44,525	45,403	—	45,403	45,754	—	45,754	47,918	—	47,918
Services	10,996	—	10,996	11,954	318	12,272	10,691	95	10,786	12,589	672	13,261
Total Operating Expenses	55,521	—	55,521	57,357	318	57,675	56,445	95	56,540	60,507	672	61,179
General & Administrative
Site Rental	6,622	—	6,622	7,323	—	7,323	6,719	—	6,719	7,652	—	7,652
Services	13,314	1,674	14,988	14,167	1,195	15,362	13,751	2,171	15,922	14,123	1,519	15,642
Total General & Administrative	19,936	1,674	21,610	21,490	1,195	22,685	20,470	2,171	22,641	21,775	1,519	23,294
Operating Cash Flow
Site Rental	79,033	—	79,033	79,781	—	79,781	82,756	—	82,756	83,979	—	83,979
Services	(9,607)	(1,674)	(11,281)	(7,873)	(1,248)	(9,121)	(9,486)	(2,266)	(11,752)	(8,726)	(1,949)	(10,675)
Total Pre-Overhead Cash Flow	69,426	(1,674)	67,752	71,908	(1,248)	70,660	73,270	(2,266)	71,004	75,253	(1,949)	73,304
Corporate Overhead	439	—	439	371	—	371	211	—	211	434	—	434
Adjusted EBITDA	68,987	(1,674)	67,313	71,537	(1,248)	70,289	73,059	(2,266)	70,793	74,819	(1,949)	72,870

	Quarter Ended 3/31/04			Quarter Ended 6/30/04			Quarter Ended 9/30/04			Quarter Ended 9/30/04
	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC
Gross Margins:
Site Rental	66%	—	66%	66%	—	66%	66%	—	66%	66%	—	66%
Services	25%	—	25%	34%	—	34%	29%	—	28%	30%	—	27%
Operating Cash Flow Margins
Site Rental	61%	—	61%	60%	—	60%	61%	—	61%	60%	—	60%
Services	-65%	—	-77%	-43%	—	-49%	-63%	—	-79%	-49%	—	-59%
Adjusted EBITDA Margin	48%	N/A	46%	47%	N/A	47%	49%	N/A	47%	47%	N/A	46%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	3/31/2004	6/30/2004	9/30/2004	12/31/2004
Net income (loss)	$(76,637)	$(50,780)	$450,656	$(88,129)
Income from discontinued operations, net of tax	(14,544)	(16,455)	(510,449)	(558)
Minority interests	131	277	544	(1,154)
Provision for income taxes	653	684	(6,856)	149
Interest expense, amortization of deferred financing costs and dividends on preferred stock	57,322	56,568	52,281	40,599
Interest and other income (expense)	25,414	1,349	13,590	38,155
Depreciation, amortization and accretion	70,844	70,575	70,030	72,537
Non-cash general and administrative compensation charges	2,215	6,203	1,442	6,087
Asset write-down charges	1,948	1,868	—	3,836
Restructuring charges (credits)	(33)	—	(445)	1,348

Adjusted EBITDA	$67,313	$70,289	$70,793	$72,870

CCI FACT SHEET Q4 2004

$ in thousands

	Q4 ’03	Q4 ’04	% Change
CCUSA and Crown Atlantic
Site Rental Revenue	118,298	$128,838	9%
Ending Sites	10,642	10,612	0%

CCAUS
Site Rental Revenue	8,998	10,711	19%
Ending Sites	1,388	1,388	0%

TOTAL CCIC
Site Rental Revenue	$127,296	$139,549	10%
Ending Sites	12,030	12,000	0%

Ending Cash and Investments	$436,184	$567,148

Debt
Bank Debt	$1,484,750	$180,000
Bonds	$1,965,242	$1,670,398
6 1/4% & 8 1/4% Convertible Preferred Stock	$506,702	$508,040

Total Debt	$3,956,694	$2,358,438

Leverage Ratios
Net Bank Debt / EBITDA*	4.2X	N/A
Net Bank Debt + Bonds / EBITDA*	12.2X	4.4X
Total Net Debt / EBITDA*	14.2X	6.1X
*Last Quarter Annualized Adjusted EBITDA	$247,924	$291,480